                                                                    Exhibit 11.1

                   K-TRON INTERNATIONAL, INC. AND SUBSIDIARIES


                    COMPUTATION OF EARNINGS (LOSS) PER COMMON

                           AND COMMON EQUIVALENT SHARE

                    (dollars in thousands except share data)

                                                                            Fiscal Year Ended
                                                         -------------------------------------------------------
                                                         December 28,          December 30,          December 31,
                                                             1996                  1995                  1994
                                                         -----------           -----------           -----------
Common shares issued at the end of the period              4,200,328             4,175,585             4,150,887

Effect of weighting shares issued during
    the period                                               (17,328)              (16,585)              (23,887)
                                                         -----------           -----------           -----------

Weighted average common shares outstanding                 4,183,000             4,159,000             4,127,000
Effect of including weighted average of
   treasury shares                                        (1,063,000)           (1,063,000)           (1,063,000)

Effect of including average number of options
   outstanding after applying treasury stock
   method (includes only those options having a
   dilutive effect)                                           16,000                    --                15,000
                                                         -----------           -----------           -----------

Common and common stock equivalent shares
   used in computing earnings per share                    3,136,000             3,096,000             3,079,000
                                                         ===========           ===========           ===========

Net income (loss)                                        $     4,026           $    (9,294)          $    (6,826)
                                                         ===========           ===========           ===========

Earnings (loss) per share                                $      1.28           $     (3.00)          $     (2.22)
                                                         ===========           ===========           ===========